FOR IMMEDIATE RELEASE

CONTACT:          Joseph Looney
                  Chief Financial Officer
                  Telephone:  (631) 951-7060
                  Fax: (631) 951-7639
                  email: jlooney@mecnet.com


                     MANCHESTER TECHNOLOGIES, INC. ANNOUNCES
                          FISCAL FIRST QUARTER RESULTS


         HAUPPAUGE, NEW YORK - December 6, 2001- Manchester Technologies Inc. (NASDAQ NM: MANC), a leading computer and network solutions provider, today announced financial results for the first fiscal quarter ended October 31, 2001.

         Revenues for the quarter were $61.6 million as compared with $81.1 million for the comparable quarter last year. Earnings for the quarter were $104,000 or $0.01 per diluted share as compared with $638,000 or $0.08 per diluted share reported a year ago. Weighted average common shares outstanding used for the computation of diluted earnings per share were 7,990,000 and 8,222,000, respectfully.

         Barry R. Steinberg, President and CEO of Manchester Technologies, Inc., stated, "This was quite a challenging quarter for Manchester. Revenues and earnings declined from year ago amounts reflecting the continuing slowdown in the high technology industry, with many of our customers delaying projects and postponing spending. On a sequential basis we did experience modest improvements in both revenues and operating profits when compared to the fourth quarter of last year. Revenues and margins from our Electrograph subsidiary remain strong and demand for their niche product line of large screen flat panel displays continues to grow. The tragic events of September 11 resulted in lower revenues and orders during September. Results in October did not appear to be adversely impacted by these events. "

          "We have made and continue to make investments to strengthen our position in the marketplace and we believe that we are well positioned to take advantage of current and future market opportunities," continued Mr. Steinberg. "During the past quarter we completed two strategic acquisitions that we expect will broaden our service and solution offerings to our customers. Both Donovan Consulting Group, Inc., delivering wireless LAN solutions, and e.Track Solutions, Inc., delivering business, Internet and information technology solutions will better position us to be the complete solutions provider for our customers. "

         Mr. Steinberg concluded, "Our growth strategy includes a continued emphasis on higher margin products and services as well as expansion through internal growth and through additional strategic acquisitions. We plan to continue executing this growth strategy and work towards maximizing shareholder value through providing our customers with a full-service, fast and uncomplicated place to meet all of their computer and networking needs."



                                    - more -

MANCHESTER TECHNOLOGIES, INC.

Page 2




Manchester Technologies, Inc. is a single-source solutions provider specializing in hardware and software procurement, custom networking, storage, enterprise and Internet solutions. Manchester engineers provide answers to companies' MIS needs by combining comprehensive analysis, design and integration services with a complete line of competitively priced products and peripherals from the industry's leading vendors. More information about the Company can be obtained by visiting the Company's website located at http://www.e-manchester.com.

This press release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. Manchester Technologies, Inc.'s actual results may differ materially from the results discussed herein as a result of a number of unknown factors. Such factors include, but are not limited to, there being no assurance that Manchester will be successful in its efforts to focus on higher-margin products and services, that Manchester will be successful in successfully consummating and integrating strategic acquisitions or in attracting and retaining highly skilled technical personnel and sales representatives necessary to implement its growth strategies, that Manchester will not be adversely affected by continued
declining economic conditions, continued decreases in technology related spending, continued intense competition in the computer industry, continued deterioration in average selling prices, a lack of product availability, deterioration in relationships with major manufacturers, a loss or decline in sales to any of its major customers, or any of the other risks set forth in Manchester's Annual Report on Form 10-K for the year ended July 31, 2001, and those set forth from time to time in Manchester's other filings with the Securities and Exchange Commission.













                                - Tables Follow-



                 Manchester Equipment Co., Inc. and Subsidiaries
                   Condensed Consolidated Statements of Income
                    (in thousands, except per share amounts)

                                                  Three months ended October 31,
                                                     2001            2000
                                                          (Unaudited)
                                                          -----------

Revenue
     Products                                      $58,872          $79,515
     Services                                        2,694            1,627
                                                     -----            -----

                                                    61,566           81,142
                                                    ------           ------

Cost of revenue
     Products                                       51,261           70,281
     Services                                        1,811            1,104
                                                     -----            -----

                                                    53,072           71,385
                                                    ------           ------

     Gross profit                                    8,494            9,757

Selling, general and administrative expenses         8,395            8,885
                                                     -----            -----

     Income from operations                             99              872


Interest and investment income                          75              196
                                                        --              ---

     Income before income taxes                        174            1,068

Provision for income taxes                              70              430
                                                        --              ---

     Net income                                       $104             $638
                                                      ====             ====

Net income per share
     Basic                                           $0.01            $0.08
                                                     =====            =====
     Diluted                                         $0.01            $0.08
                                                     =====            =====

Weighted average shares outstanding
     Basic                                           7,990            8,133
                                                     =====            =====
     Diluted                                         7,990            8,222
                                                     =====            =====

                            - More Tables To Follow -



                 Manchester Equipment Co., Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                       (in thousands except share amounts)

                                             October 31, 2001   July 31, 2001
                                                ----------------   -------------
                                                 (Unaudited)
                                                ------------
Assets:
  Cash and cash equivalents                             $ 8,434       $14,493
  Accounts receivable, net                               27,010        25,135
  Inventory                                              17,748         7,546
  Deferred income taxes                                     459           459
  Prepaid income taxes                                      306            43
  Prepaid expenses and other current assets                 313           362
                                                            ---           ---

         Total current assets                            54,270        48,038

Property and equipment, net                               6,203         6,300
Goodwill, net                                             8,020         6,148
Deferred income taxes                                       842           842
Other assets                                                458           455
                                                            ---           ---

                                                        $69,793       $61,783
                                                         ======        ======

Liabilities:
  Accounts payable and accrued expenses                 $23,385       $15,259
  Deferred service contract revenue                         582           807
                                                            ---           ---

         Total current liabilities                       23,967        16,066
Deferred compensation payable                               162           162
                                                            ---           ---

         Total liabilities                               24,129        16,228
                                                         ------        ------

Shareholders' equity:
  Preferred stock, $.01 par value; 5,000
   shares authorized, none issued                             -             -
  Common stock, $.01 par value; 25,000
   shares authorized, 7,990   issued and
   outstanding                                               80            80
  Additional paid-in capital                             18,942        18,942
  Deferred compensation                                     (33)          (38)
  Retained earnings                                      26,675        26,571
                                                         ------        ------

         Total shareholders' equity                      45,664        45,555
                                                         ------        ------

                                                        $69,793       $61,783
                                                         ======        ======


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